EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is effective as of April 1, 1996 between Interlink Electronics ("Employer") and E. Michael Thoben, III ("Executive").

                                  Recitals

     A. Executive is and has been employed by Employer as its Chairman, President and Chief Executive Officer. Through such experience, he has acquired background in and knowledge of Employer's business and the industry in which it is engaged.

     B. Employer desires assurance of the continued association and services of Executive in order to retain his experience, skills, abilities, background, and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below.

     C. Executive desires to continue in the employ of Employer and is willing to do so on those terms and conditions.

     NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

                                 Agreement

     1. Executive's Duties and Authority. Employer shall employ Executive as Chairman, President and Chief Executive Officer.

     2. Reasonable Time and Effort Required. During his employment, Executive shall devote such time, interest, and effort to the performance of this Agreement as may be fairly and reasonably necessary.

     3. Covenant Not to Compete During Employment Term. During the employment term, Executive shall not, directly or indirectly, whether as a partner, owner, employee, creditor, shareholder, or otherwise, promote, participate, or engage directly or indirectly in any activity or other business competitive with Employer's business.

     4. Nonsolicitation of Customers. In order to protect Employer's trade secrets and confidential information following termination of this Agreement, Executive agrees not to directly or indirectly solicit, divert for any reason or take away any customers, business or patronage of Employer by using, disclosing or communicating directly or indirectly any of Employer's trade secrets and confidential information, as described more fully in Section 13 of this Agreement.

     5. Term of Employment. Subject to earlier termination as provided in this Agreement, Executive shall be employed for a two year term beginning April 1, 1996.

     6. Executive's Compensation.

          6.1. Salary. Employer shall pay a Basic Salary to Executive at the rate of $173,000 per year, payable in equal semi-monthly installments. The Basic Salary payable to Executive under this section may be subject to increase by an annual inflation adjustment as determined by the Board of Directors.

          6.2. Incentive Compensation. In addition to the Basic Salary provided for above, Executive shall be entitled to participate in Employer's management incentive compensation program as set out in Exhibit A hereto.

          6.3. Stock Options. Executive shall be eligible to participate in the 1988 Stock Option Plan and the 1993 Stock Incentive Plan, in accordance with the provisions of those Plans, and any awards currently held by Executive under either or both of such Plans shall continue in full force and effect.

          6.4. Benefits. During the employment term, Executive shall be entitled to receive all other benefits of employment generally available, to Employer's other executive and managerial employees when and as he becomes eligible for them, including group health and life insurance benefits and an annual vacation of four weeks.

     7. Expenses. During the employment term, Employer shall reimburse Executive for reasonable out-of-pocket expenses incurred in connection with Employees business, including, travel expenses, food, lodging while away from home, telephone expenses, and automobile expenses, subject to such policies as Employer may from time to time reasonably establish for its employees. Executive shall submit written proof of any expense for which reimbursement is claimed as Employer may require.

     8. Indemnification by Employer. Employer shall, to the maximum extent permitted by law, indemnify and hold Executive harmless against expenses, including reasonable attorney's fees judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Executive's employment by Employer. Employer shall advance to Executive any expense incurred in defending any such proceeding to the maximum extent permitted by law.

     9. Termination.

          9.1   Involuntary   Termination.   Employer  may  terminate  this
Agreement for any reason on 12 months' written notice.

          9.2. Termination for Cause. Employer may terminate this Agreement at any time if Executive fails to perform his responsibilities under this Agreement in any material respect and does not cure such failure within thirty (30) days after receipt of written notice thereof, breaches any provision of this Agreement, commits any material act of dishonesty, is convicted of or pleads nolo contendere to a crime, discloses confidential information, engages in the use, possession, purchase, sale or transfer of any drug that is not legally obtainable, or any drug that is legally obtainable but has been obtained illegally, or is under the influence of alcohol at any time while on Employer's business or premises, is guilty of gross carelessness or misconduct, or unjustifiably neglects his duties under this Agreement, or acts in any way that has a direct, substantial, and adverse effect on Employer's business or reputation.

          Executive may terminate this Agreement at any time if Employer materially breaches this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice thereof.

          9.3. Termination on Resignation. Executive may terminate this Agreement by giving Employer three months' written notice of resignation.

          9.4 Termination on Retirement. This Agreement shall be terminated by Executive's voluntary retirement, which retirement shall be effective on the last day of any fiscal year, provided that day occurs after Executive's 60th birthday, and provided three months' prior written notice of the retirement shall have been given by Executive to Employer.

          9.5 Termination on Disability or Death. If Executive is unable due to mental or physical illness or injury to perform the essential functions of his job with or without reasonable accommodations under this Agreement, this Agreement shall be then terminated. Also, if Executive dies during the initial term or during any renewal term of this Agreement, this Agreement shall be terminated.

     10.   Disability   Insurance.   Employer  shall  obtain  and  maintain
disability insurance covering Executive, to the extent such insurance is available at reasonable cost, during the term of this Agreement.

     11. Agreement Survives Employer's Combination or Dissolution. This Agreement shall not be terminated by Employer's voluntary or involuntary dissolution or by any merger in which Employer is not the surviving or resulting corporation, or on any transfer of all or substantially all of Employer's assets. In the event of any such merger or transfer of assets, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

     12. Rights and Obligations After Notice of Termination. If Executive gives notice of termination of this Agreement under Section 9.3, or if it becomes known that Executive's employment will otherwise terminate, during the three-month period prior to the termination date, Employer may, in its sole discretion and subject to its other obligations under this Agreement, relieve Executive of his duties under this Agreement and assign Executive other reasonable duties and responsibilities to be performed until the termination becomes effective.

     13. Disclosure of Confidential Information and Trade Secrets Prohibited. Executive acknowledges that in the course of his employment, he will have access to confidential information and trade secrets relating to Employer's business. Confidential information and trade secrets include but are not limited to inventions, processes, designs, improvements, programs, specifications, techniques, data relating to creation, manufacture and marketing of any product or product concept, customer and prospective customer names and addresses, sales records, vendor names and addresses, financial data, information provided by third parties that Employer is required to keep confidential, and any other proprietary information of Employer. Except as required in the course of his employment by Employer, Executive will not, without Employer's prior written consent, either during his employment by Employer or after termination of that employment, directly or indirectly disclose to any person or entity any such confidential information or trade secrets, except that marketing and sales information, such as customer names and addresses, will not constitute confidential information and trade secrets five years after termination of Executive's employment. Executive agrees to exercise the highest degree of care in safeguarding confidential information and trade secrets against loss, theft or inadvertent disclosure and to comply with all Employer's policies and procedures related to protection of confidential information and trade secrets.

     14. Ownership of Inventions and Improvements.

          14.1 Employer Ownership. Executive agrees that all inventions, discoveries, improvements, trade secrets, formulae, techniques, processes and know-how, whether or not patentable, and whether or not reduced to practice, that are conceived or developed during Executive's employment by Employer, either alone or jointly with others, shall be owned exclusively by Employer, and Executive hereby assigns to Employer all Executive's right, title and interest in all such intellectual property, and Executive agrees that Employer shall be the sole owner of all domestic and foreign patents or other rights pertaining thereto, and further agrees to execute all documents that Employer reasonably determines to be necessary or convenient for use in applying for, prosecuting, perfecting, or enforcing patents or other intellectual property rights, including without limitation, the execution of any assignments, patent applications, or other documents that may be requested by Employer. This provision is intended to apply only to the extent permitted by applicable law.

          14.2 Statutory Limitation on Assignment. Executive understands that Employer is hereby advising Executive that any provision in this Agreement requiring Executive to assign rights in any invention does not apply to an invention which qualifies fully under the provisions of Section 2870 of the California Labor Code. That section provides as follows:

          "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that an employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information, except for those inventions that either:

          "(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

          "(2) Result from any work performed by the employee for the employer

          "(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision
     (a), the provision is against the public policy of this state and is unenforceable."

By signing this Agreement, Executive acknowledges that this paragraph shall constitute written notice of the provisions of Section 2870.

     15. Integration. This Agreement contains the entire Agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments, and practices between the parties, including all prior employment agreements, whether or not fully performed by Executive before the date of this Agreement. No amendments to this Agreement may be made except by a writing signed by both parties.

     16. Choice of Law and Forum. The construction, performance and enforcement of this Agreement shall be construed in accordance with the laws of California. Any proceeding to interpret or enforce this Agreement shall be conducted in Ventura County, California.

     17. Notices. Any notice to Employer required or permitted under this Agreement shall be given in writing to Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to the president of Employer at its then principal place of business. Any such notice to Executive shall be given in a like manner and, if mailed, shall be addressed to Executive at his home address then shown in Employer's files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, or (b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

     18. Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     19. Arbitration. Any claim or controversy arising out of or related to this Agreement shall be determined by final, binding arbitration in Ventura County, California pursuant to the expedited commercial rules of the American Arbitration Association, or as Employer and Executive may agree. The costs of the arbitration shall be borne initially one- half by Employer and one-half by Executive. The arbitrator is authorized to determine the prevailing party and to award the prevailing party reasonable attorneys' fees and reimbursement for all other costs of arbitration incurred by the prevailing party.

INTERLINK ELECTRONICS


By: BRIAN NAYLOR
   -------------------------------

Title: VP & Secretary
      ----------------------------
(Employer)


E. MICHAEL THOBEN, III
----------------------------------
E. Michael Thoben, III
(Executive)